Exhibit 23.24

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241 and 333-277101) and Form S-3 (File Nos. 333- 273195 and 333- 269029) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

I, Todd McCracken of BBA Engineering Ltd., am an author of the Canadian NI 43-101 Technical Report titled “NI 43-101 Technical Report, Mineral Resource Estimate for the Samapleu and Grata Deposits Project” issued August 11, 2023, effective date June 27, 2023 (the “Expert Report”) originally prepared for Sama Nickel Corporation.

I understand that the Company wishes to make reference to my name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). I further understand that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. I further understand that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. I have been provided with a copy of the Form 10-K and have reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements, I do hereby consent to:

•	•
•the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by me, that I supervised the preparation of and/or that I reviewed and approved.

I also confirm that where my work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 26, 2024

By:	/s/ Todd McCraken
     Todd McCracken
     Director - Mining & Geology - Central

4883-0935-3635\3